Exhibit 99.1

Yappn Continues Its Real-Time Language Services Commitment to Digital Widget Factory After Its Purchase by Intelligent Content Enterprises Inc.

Mar 09, 2016

OTC Disclosure & News Service

NEW YORK, March 09, 2016 (GLOBE NEWSWIRE) -- Yappn Corp. (“Yappn” or “Company”) (OCTQB:YPPN), a leader in real-time language technology and translation, announces today that it has negotiated a revised three (3) year Master Service Agreement (“MSA”) with Intelligent Content Enterprises Inc. (“ICE”) with respect to its Digital Widget Factory Inc. (Ontario) platform.  Yappn will continue to service ICE directly through the MSA under the revised fee for services program.

On March 4, 2016 Intelligent Content Enterprises Inc. announced the acquisition of all of the assets and ongoing operations of Digital Widget Factory (Belize)(“DWF Belize”).   DWF Belize’s payables to Yappn Corp., up to the closing date, are secured by way of DWF Belize’s equity in ICE and DWF Belize has already begun to make cash payments to Yappn against the receivables.

Shortly after the contract with DWF (Belize) and Yappn was initiated, Yappn announced on January 22, 2015, the launch of Yadmark Inc. (“Yadmark”) and Yaffiliate Marketing Services Inc. (“Yaffiliate”), as part of the DWF Belize program. These divisions, together with Langulas Inc. were registered by Yappn on behalf of DWF Belize to support its revenue programs and transferred to ICE’s new subsidiary DWF (Ontario) in accordance with that understanding as part of the transaction with DWF (Belize) and ICE.

Ed Karthaus, President & CEO of Yappn Corp. stated: “We are very pleased to have a secured commitment to continue Yappn services and have already received partial payment of the outstanding receivable since the completion of the acquisition of DWF Belize by ICE.  With further funds forthcoming to ultimately satisfy the secured receivable, we will continue to move forward with further development of the platform under ICE’s ownership program.”

About Yappn

Yappn Corp. (OTCQB:YPPN) empowers brands to globalize their offerings and build larger market share by efficiently removing the language barrier in real-time. Focusing on the Ecommerce market, Yappn is the most innovative supplier of Advanced Machine Translation Services to provide a complete customizable set of tools to engage consumers in up to 67 languages to support the entire sales cycle, in real-time, from online marketing to Ecommerce sales and customer care.

Yappn provides high fidelity language services, utilizing its 3 US patents and proprietary technology to understand the true meaning of the message. System integration is quick and cost-effective, increasing efficiency, effectiveness and customer satisfaction.

For more information, please visit http://www.yappn.com or contact:

Jeanny So, VP, Strategy & Corporate Communications

E: jeanny@yappn.com

T: 1.800.395.9943 x 228

To be added to the news release distribution list, please email: jeanny@yappn.com with the word “News” on the subject line

Forward Looking Information

Legal Notice and Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, and those preceded by or that include the words “believes,” “expects,” “given,” “targets,” “intends,” “anticipates,” “plans,” “projects,” “forecasts” or similar expressions, are “forward-looking statements.” Although Yappn Corp.’s management believes that such forward-looking statements are reasonable; it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Current Reports on Form 8-K and the Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The Company assumes no obligation to update any of the information contained or referenced in this press release.